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                                                                Exhibit 5.1

                             November 12, 1999

Mediaplex, Inc.
131 Steuart Street, Fourth Floor
San Francisco, California 94105-1230

  Re: Registration Statement on Form S-1

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on September 2, 1999 (Registration No. 333-86459), as amended by Amendment Nos. 1, 2, 3 and 4 thereto filed with the SEC on September 16, 1999, October 8, 1999, October 29, 1999 and November 12, 1999, respectively (the "Registration Statement"), in connection with the Securities Act of 1933, as amended, of up to 6,000,000 shares of your Common Stock, par value $0.0001 and an over-allotment option granted to the underwriters of the offering to purchase up to 900,000 shares from you (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

  It is our opinion that, upon completion of the proceedings being taken or contemplated by us as your counsel, to be taken prior to the issuance of the Shares, including the proceeding being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                          Very truly yours,

                                          Wilson Sonsini Goodrich & Rosati
                                          Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati